Exhibit 10.4

THIRD AMENDMENT TO THE
HEICO SAVINGS AND INVESTMENT PLAN
(AS AMENDED EFFECTIVE JANUARY 1, 2007)

THIS THIRD AMENDMENT (the “Amendment”) to the HEICO Savings and Investment Plan, as amended and restated effective January 1, 2007 (the “Plan”), is made on the 15th day of June, 2009, by HEICO Corporation, a Florida corporation (the “Company”) as follows.

WITNESSETH:

WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended; and

WHEREAS, pursuant to Section 15.01 of the Plan, the Company has the power to amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to bring the Plan up-to-date with recent tax laws;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2007, except as otherwise provided therein:

ARTICLE I
AMENDMENTS FOR THE FINAL 415 REGULATIONS

1.1.	Article 2 of the Plan is hereby amended to revise the definition of “Plan Year” to read as follows:

““Plan Year” shall mean the calendar year.  In addition, Plan Year shall also be the “limitation year” for purposes of Code Section 415.”

1.2.	Effective for Plan Years beginning January 1, 2008, Section 4.01(a) of the Plan is hereby amended by adding the following sentence to the end of thereof:

“Participants may not make Elective Deferral Contributions with respect to amounts that are not Code Section 415(c)(3) Compensation. Code Section 415(c)(3) Compensation shall have the same meaning as set forth in Code

Section 415(c)(3) and Treasury Regulation Section 1.415(c)-2(d)(2).  It should be noted, for this purpose, Code Section 415(c)(3) Compensation is not limited to the annual compensation limit of Code Section 401(a)(17).”

1.3.	Effective for Plan Years beginning January 1, 2008, the last paragraph of Section 5.01(a) of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, the term “Annual Additions” shall not include the following: (i) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (ii) rollover contributions (as described in Code Section 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (iii) repayments of loans made to a participant from the Plan; (iv) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section  411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section  414(d)) as described in Code Section  415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments; and (v) restorative payments, which are payments made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments.

Elective Deferral Contributions and Employer Contributions do not fail to be Annual Additions merely because such contributions are Excess Deferral Amounts, Excess Contributions or Excess Aggregate Contributions or merely because such Excess Deferral Amounts, Excess Contributions and Excess Aggregate Contributions are corrected through distribution.

The 100% limitation shall not apply to (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition or (2) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).”

1.4.	Effective for Plan Years beginning January 1, 2008, Section 5.01(b) of the Plan is hereby amended in its entirety to read as follows:

“If it is determined that, but for the limitations contained in Section 5.01(a), the Annual Additions to a Participant’s Accounts for any Plan Year would be in excess of the limitations contained herein, then the Sponsoring Employer will follow the rules of any Employee Plans Compliance Resolution System (EPCRS) or any superseding guidance that is issued by the Internal Revenue Service, including, but not limited to, the preamble of the final Section 415 regulations.”

1.5.	Effective for Plan Years beginning January 1, 2008, Section 5.01(c) of the Plan is hereby amended in its entirety to read as follows:

“For purposes of this Article, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a "predecessor employer") under which the participant receives annual additions are treated as one defined contribution plan as required to be combined pursuant to Code Section 415(f) and Regulation Section 1.415(f)-1.  Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).”

1.6.	Effective for Plan Years beginning January 1, 2008, the last sentence of Section 5.02 of the Plan is hereby amended in its entirety to read as follows:

“The 100% limitation shall not apply to (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition or (2) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).”

ARTICLE II
AMENDMENTS FOR THE PENSION PROTECTION ACT OF 2006 (PPA)

2.1.	Section 9.01(a)(3) of the Plan is hereby amended in its entirety to read as follows:

“(3)           Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) and, effective July 1, 2009, such expenses of the Participant’s primary beneficiary under the Plan (as defined below);”

2.2.	Section 9.01(a)(5) of the Plan is hereby amended in its entirety to read as follows:

“(5)           Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)) and, effective July 1, 2009, such expenses of the Participant’s primary beneficiary under the Plan (as defined below); or”

2.3.	Section 9.01(a) of the Plan is hereby amended by adding the following at the end thereof:

“A Participant’s “primary beneficiary under the Plan” is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.”

2.4.	Section 10.08 of the Plan is hereby amended by adding the following at the end thereof:

“Effective as of April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.”

2.5.	Section 10.10 of the Plan is hereby amended in its entirety to read as follows:

“10.10  Notices to Participants.  The Committee shall distribute or cause to be distributed to each Participant who has requested a withdrawal or distribution a notice, containing the information described in Code Section 402(f).  Such notice shall be provided within a reasonable time, not in excess of 90 days (180 days beginning July 1, 2009), prior to the date of such withdrawal or distribution.  Such notice shall clearly inform the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution or withdrawal (or, if applicable, a particular distribution option).  Distribution or withdrawal shall not be made within such 30-day period, unless the Participant affirmatively elects otherwise.  A Participant shall be permitted to revoke his election at any time prior to the annuity starting date, or, if later, the end of the seven-day period beginning on the date the above described notice was provided.”

2.6.	Section 10.11(b) of the Plan is hereby amended by adding the following at the end thereof:

“For distributions made after December 31, 2007, a Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b).”

2.7.	Section 10.11 of the Plan is hereby amended by adding the following new subsection (d) to the end thereof:

“(d)
Non-spouse beneficiary rollover right. For distributions on or after January 1, 2010, a non-spouse beneficiary who is a Beneficiary under this Plan, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.  If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).  A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. ”

2.8.	Section 15.02 of the Plan is hereby amended by adding the following at the end thereof:

“If the Employer maintains an alternative defined contribution plan (described in Treas. Reg. §1.401(k)-1(d)(4)(i)), the Employer shall be prevented from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan.  An alternative defined contribution plan does not include an employee stock ownership plan defined in Code Section §4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section §457(b) or (f).”

2.9.	Appendix C of the Plan is hereby amended as follows:

The second sentence of the second paragraph of Section (a) is hereby amended by replacing the sentence in its entirety with the following:

“In addition, upon termination of the Plan, if the Employer or any Affiliate does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section §457(b) or (f) ), the Participant’s account balance will, without the Participant’s consent, be distributed to the Participant.”

Section (e)(1) is hereby amended by adding the following sentence to the end thereof:

“Effective with respect to Plan Years beginning after December 31, 2007, a Participant who elects to waive the Qualified Joint and Survivor Annuity form of benefit, if offered under the Plan, is entitled to elect the “Qualified Optional Survivor Annuity” at any time during the applicable election period. Furthermore, the written explanation of the Qualified Joint and Survivor Annuity shall explain the terms and conditions of the Qualified Optional Survivor Annuity.”

Section (f) is hereby amended by adding the following new definition to the end thereof:

“(9)  “Qualified Optional Survivor Annuity.” A Survivor annuity for the life of the Participant with a survivor annuity for the life of the spouse which is equal to the “applicable percentage” of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single annuity for the life of the Participant.  The “applicable percentage” is based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan’s Qualified Joint and Survivor Annuity bears to the annuity payable during the joint lives of the participant and the spouse). If the survivor annuity percentage is less than 75 percent, then the “applicable percentage” is 75 percent; otherwise, the “applicable percentage” is 50 percent.”

Section (g)(1) is hereby amended in its entirety to read as follows:

“(1)         In the case of a Qualified Joint and Survivor Annuity, the Committee shall no less than 30 days and no more than 90 days (180 days beginning July 1, 2009) prior to the annuity starting date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of Participant’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.”

ARTICLE III
AMENDMENTS FOR THE HEROES EARNINGS ASSISTANCE AND RELIEF TAX ACT OF 2008 (HEART ACT)

3.1.	Section 8.01(c) of the Plan is hereby amended by adding the following to the end thereof:

“In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.”

3.2.	Section 17.03 of the Plan is hereby amended in its entirety to read as follows:

“17.03 Credit for Qualified Military Service; Treatment of Differential Wage Payments. Notwithstanding any provision of this Plan to the contrary, effective as required by USERRA (i.e., December 12, 1994), contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). In addition, effective as required by the HEART Act (i.e., January 1, 2009), the differential wage payment rules contained in Code Section 414(u)(12) shall apply with respect to individuals performing services in the uniformed services described in Code Section 3401(h)(2)(A).”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

HEICO Corporation, a Florida corporation

By:	/s/ THOMAS S. IRWIN
Name: Thomas S. Irwin
Title: Treasurer